As filed with the Securities and Exchange Commission on July 31, 2003
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              GLOBESPANVIRATA, INC.
             (Exact name of Registrant as specified in its charter)

              Delaware                                   75-2658218
  (State or other jurisdiction of                     (I.R.S. employer
   incorporation or organization)                   identification number)

                                100 Schulz Drive
                           Red Bank, New Jersey 07701
                    (Address of Principal Executive Offices)
                                  ------------

                   GLOBESPAN, INC. 1999 EQUITY INCENTIVE PLAN
                     GLOBESPAN, INC. 1999 SUPPLEMENTAL PLAN
                  GLOBESPAN, INC. EMPLOYEE STOCK PURCHASE PLAN
                   EXCESS BANDWIDTH 1998 EQUITY INCENTIVE PLAN

                            (Full title of the Plans)
                                  ------------

                                  Michael Otner
                                100 Schulz Drive
                           Red Bank, New Jersey 07701
               (Name, address and telephone number, including area
                           code, of agent for service)
                                  ------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                      Proposed
                                                      maximum      Proposed
                                           Amount     offering      maximum     Amount of
Title of securities                        to be      price per    aggregate   registration
to be registered                        registered(1) share (2) offering price     fee
--------------------------------------  ------------- --------- -------------- ------------


Common Stock, $.001 par value:
   issuable pursuant to outstanding
   options under the GlobeSpan, Inc.
   1999 Equity Incentive Plan ........    4,747,578    $3.92    $ 18,610,506     $1,506
   reserved for future issuance under
   the GlobeSpan, Inc. 1999 Equity
   Incentive Plan ....................    1,166,975    $7.41    $  8,647,285     $  700
   issuable pursuant to outstanding
   options under the GlobeSpan, Inc.
   1999 Supplemental Plan ............   14,145,738    $7.61    $107,649,066     $8,706
   reserved for future issuance under
   the GlobeSpan, Inc. 1999
   Supplemental Plan .................    3,607,874    $7.41    $ 26,734,346     $2,163
   reserved for future issuance under
   the GlobeSpan, Inc. Employee Stock
   Purchase Plan .....................    2,400,000    $6.30    $ 15,120,000     $1,223
   issuable pursuant to outstanding
   options under the Excess Bandwidth
   1998 Equity Incentive Plan ........      114,666    $5.70    $    653,596        $53

Total ................................   26,182,831             $177,414,799    $14,353

================================================================================

(1) Shares subject to options issued or issuable pursuant to the GlobeSpan, Inc. 1999 Equity Incentive Plan (the "1999 Plan"), the GlobeSpan, Inc. 1999 Supplemental Plan (the "1999 Supplemental Plan"), the GlobeSpan, Inc. Employee Purchase Plan (the "Employee Purchase Plan") and the Excess Bandwidth 1998 Equity Incentive Plan (the "Excess Bandwidth Plan," and together with the 1999 Plan, the 1999 Supplemental Plan and the Employee Purchase Plan, collectively, the "Plans"). Such maximum number of shares is subject to adjustment in certain events pursuant to each of the Plans. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock, par value $.001 per share, of Registrant ("Registrant Common Stock") which become issuable under the Plans by reason of the operation of the provisions of the Plans governing such adjustments. 3,342,273 shares authorized for issuance pursuant to the 1999 Plan and 1,200,000 shares authorized for issuance pursuant to the Employee Purchase Plan were previously registered by the Company within the registration statement on Form S-8 (No. 333-81711) filed by the Company on June 28, 1999. 8,435,751 shares authorized for issuance pursuant to the 1999 Supplemental Plan, an additional 3,274,554 shares authorized for issuance pursuant to the 1999 Plan, and 1,200,000 shares authorized for issuance pursuant to the Employee Purchase Plan were previously registered by the Company within the registration statement on Form S-8 (No. 333-40720) filed by the Company on July 3, 2000. 41,264 shares authorized for issuance pursuant to the Excess Bandwidth Plan were previously registered by the Company within the registration statement on Form S-8 (No. 333-75324) filed by the Company on December 18, 2001.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the fee is calculated as follows: (i) in the case of shares of Registrant Common Stock which may be purchased pursuant to the exercise of outstanding options which have heretofore been granted, the fee is calculated on the basis of the weighted average exercise price of such options ; and (ii) in the case of shares of Registrant Common Stock for which options have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of Registrant Common Stock as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on July 29, 2003 to be $7.80 and $7.01, respectively. In the case of the Employee Purchase Plan, this amount is multiplied by 85% in order to reflect a discount applicable to purchases made under such Employee Purchase Plan.

================================================================================

                                INTRODUCTORY NOTE

          This Registration Statement has been prepared and filed with the Commission pursuant to and in accordance with the requirements of the General Instructions to Form S-8 for the purpose of effecting the registration under the Securities Act of the shares of Registrant Common Stock issuable upon exercise of options granted pursuant to the Plans and any other options that may hereafter be issued pursuant to the Plans.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          All information required by Part I to be contained in the prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act. Registrant will send or give documents containing the information to be specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1). Registrant does not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

          There are hereby incorporated by reference herein the following documents which have been filed with the Commission:

          1. The Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Commission on March 10, 2003, as amended by Form 10-K/A filed with the Commission on April 30, 2003.

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarterly period ended June 29, 2003 as filed with the Commission on July 31, 2003 and the quarterly period ended March 30, 2003 as filed with the Commission on April 29, 2003.

          3. The Registrant's Current Report on Form 8-K as filed with the Commission on July 17, 2003, as amended by Form 8-K/A on July 28, 2003.

          4. The Registrant's Registration Statement No. 000-26401 on Form 8-A filed with the Commission on June 16, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in which there is described the terms, rights and provisions applicable to the outstanding Registrant Common Stock.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   Description of Securities

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

          Not applicable.

ITEM 6.   Indemnification of Directors and Officers.

          Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

          Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of Registrant or is or was serving at Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies
(a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believes to be in the best interest, or not opposed to the best interest, of Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

          Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

          Registrant's Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. Registrant's bylaws provide that: (i) it must indemnify its directors to the fullest extent permitted by the Delaware law; (ii) it may indemnify its officers, other employees and agents to the same extent that it indemnifies its directors; and (iii) it must advance expenses, as incurred, to its directors, and its officers, other employees or agents following authorization of indemnification of such officers, other employees or agents, in connection with a legal proceeding to the fullest extent permitted by the DGCL.

          The indemnification provisions contained in Registrant's certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Registrant may maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status. The Registrant has also entered into indemnification agreements with its directors and executive officers, a form of which was attached as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-75173) and is incorporated herein by reference. These indemnification agreements provide the Registrant's directors and executive officers with further protection to the maximum extent permitted by the DGCL.


ITEM 7.   Exemption from Registration Claimed.

          Not applicable.


ITEM 8.   Exhibits.

Exhibit
Number    Description
-------   -----------

4.1 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26401 on Form 8-A, together with all amendments to that document, all of which are incorporated by reference into this document.

4.2 GlobeSpan, Inc. 1999 Equity Incentive Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.3 GlobeSpan, Inc. Employee Stock Purchase Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.4 GlobeSpan, Inc. 1999 Supplemental Plan. Reference is made to Registrant's Registration Statement No. 333-40720 on Form S-8, together with all amendments to that document, all of which are incorporated by reference into this document.

4.5 Excess Bandwidth 1998 Equity Incentive Plan. Reference is made to Registrant's Registration Statement No. 333-75324 on Form S-8, together with all amendments to that document, all of which are incorporated by reference into this document.

5.1* Opinion of Ropes & Gray LLP as to the legality of the securities being registered.

23.1*     Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2*     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1* Power of Attorney (included in signature page to this Registration Statement).

---------------------
* Filed herewith

ITEM 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Red Bank, State of New Jersey on this 31st day of July 2003.

                              GLOBESPANVIRATA, INC.


                              By /s/ Armando Geday
                                 -----------------------------------------------
                                 Armando Geday
                                 President, Chief Executive Officer and Director



                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Armando Geday and Robert McMullan, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                        Title                      Date
           ---------                        -----                      ----

/s/ Armando Geday
------------------------------
         Armando Geday             President, Chief Executive     July 31, 2003
                                     Officer and Director

/s/ Robert McMullan
------------------------------
        Robert McMullan            Vice President and Chief       July 31, 2003
                                     Financial Officer


------------------------------
          Gary Bloom               Director                       July 31, 2003

/s/ James Coulter
------------------------------
         James Coulter             Director                       July 31, 2003

/s/ Dipanjan Deb
------------------------------
         Dipanjan Deb              Director                       July 31, 2003

/s/ Hermann Hauser
------------------------------
        Hermann Hauser             Director                       July 31, 2003

/s/ John Marren
------------------------------
          John Marren              Director                       July 31, 2003

/s/ Giuseppe Zocco
------------------------------
        Giuseppe Zocco             Director                       July 31, 2003

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

4.1 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26401 on Form 8-A, together with all amendments to that document, all of which are incorporated by reference into this document.

4.2 GlobeSpan, Inc. 1999 Equity Incentive Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.3 GlobeSpan, Inc. Employee Stock Purchase Plan. Reference is made to Registrant's Registration Statement No. 333-75173 on Form S-1, together with all amendments to that document, all of which are incorporated by reference into this document.

4.4 GlobeSpan, Inc. 1999 Supplemental Plan. Reference is made to Registrant's Registration Statement No. 333-40720 on Form S-8, together with all amendments to that document, all of which are incorporated by reference into this document.

4.5 Excess Bandwidth 1998 Equity Incentive Plan. Reference is made to Registrant's Registration Statement No. 333-75324 on Form S-8, together with all amendments to that document, all of which are incorporated by reference into this document.

5.1* Opinion of Ropes & Gray LLP as to the legality of the securities being registered.

23.1*     Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2*     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1* Power of Attorney (included in signature page to this Registration Statement).

---------------------
*    Filed herewith